Exhibit 99.1

KILROY REALTY CORPORATION

# Q3 2017 Supplemental Financial Report

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2016, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords. The Company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. At September 30, 2017, the Company’s stabilized portfolio totaled approximately 13.7 million square feet of office space that was 94.0% occupied, located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	John T. Fucci	Executive VP, Asset Management
Jolie Hunt		Jeffrey C. Hawken	Executive VP and COO
Scott S. Ingraham		Tracy Murphy	Executive VP, Life Science
Gary R. Stevenson		Robert Paratte	Executive VP, Leasing and Business Development
Peter B. Stoneberg		Tyler H. Rose	Executive VP and CFO
		Steve Rosetta	Executive VP and CIO
		Heidi R. Roth	Executive VP and CAO
		David Simon	Executive VP, Southern California
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		Green Street Advisors
James Feldman	(646) 855-5808	Jed Reagan	(949) 640-8780
BMO Capital Markets Corp.		J.P. Morgan
John P. Kim	(212) 885-4115	Anthony Paolone	(212) 622-6682
BTIG		KeyBanc Capital Markets
Thomas Catherwood	(212) 738-6140	Craig Mailman	(917) 368-2316
Citigroup Investment Research		RBC Capital Markets
Michael Bilerman	(212) 816-1383	Mike Carroll	(440) 715-2649
D. A. Davidson		Robert W. Baird & Co.
Barry Oxford	(212) 240-9871	David B. Rodgers	(216) 737-7341
Deutsche Bank Securities, Inc.		Stifel, Nicolaus & Company
Vincent Chao	(212) 250-6799	John W. Guinee III	(443) 224-1307
Evercore ISI		UBS Investment Research
Steve Sakwa	(212) 446-9462	Nicholas Yulico	(212) 713-3402
Goldman Sachs & Co.		Wells Fargo
Andrew Rosivach	(212) 902-2796	Blaine Heck	(443) 263-6529

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Net income available to common stockholders per share of $0.67	• Stabilized portfolio was 94.0% occupied and 96.2% leased at quarter-end

• FFO per share of $0.88, including a non-cash charge of $0.04 per share related	• 278,180 square feet of leases commenced in the stabilized portfolio to the original issuance costs of the Series H preferred stock that was redeemed
on August 15, 2017	• 209,113 square feet of leases executed in the stabilized portfolio

• Revenues of $181.5 million	• GAAP rents increased 9.5% from prior levels

• Same Store GAAP NOI increased 2.4%	• Cash rents increased 0.8% from prior levels; excluding two leases executed in Orange County for 32,097 square feet, cash rents increased
• Same Store Cash NOI increased 0.8%	9.7%

• FFO Guidance range for 2017 is $3.40 to $3.44 per share with a midpoint of
$3.42 per share. The $0.02 increase of the midpoint from the prior quarter is primarily related to an increase in one-time income partially offset by an increase in bad debt expense

Capital Markets Highlights	Strategic Highlights

• In July, completed an amendment to increase the size and extend the term of the	• In September, completed the sale of ten operating properties in the Sorrento
revolving credit facility and term loan facility, for an aggregate facility of	Mesa and Mission Valley submarkets of San Diego, CA totaling approximately 675,000
$900.0 million with a maturity date of July 2022	675,000 rentable square feet and a 5.0 acre undeveloped land parcel in
San Diego, CA for gross proceeds of $174.5 million, resulting in a $37.7
• In August, redeemed 4,000,000 shares of our 6.375% Series H preferred stock	million gain
at par of $25.00 per share for a total of $100.0 million in cash. In connection
with the redemption, the Company recorded a non-cash charge of $0.04 per	• In October, signed a 15-year lease with Dropbox, Inc. for 100% of the office
share for the original issuance costs	space at The Exchange on 16th. The four-building, 750,000 square foot development consists of 736,000 square feet of office space and 14,000 square
• As of the date of this report, $115.0 million was outstanding on our	feet of retail space and is currently under construction in the Mission Bay
unsecured revolving credit facility and approximately $179.0 million of	neighborhood of San Francisco, CA
restricted cash on hand
• In October, acquired a 1.2 acre development site in the Little Italy neighborhood of downtown San Diego, CA for $19.4 million in cash

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 32-33 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	9/30/2017 (1)	6/30/2017	3/31/2017 (1)	12/31/2016	9/30/2016 (1) (2)
INCOME ITEMS:
Revenues	$181,534	$180,598	$179,308	$168,645	$168,348
Lease Termination Fees, net	760	367	794	323	92
Net Operating Income (3)	129,495	128,795	127,163	123,188	122,888
Acquisition-related Expenses (4)	—	—	—	938	188
Capitalized Interest and Debt Costs	12,180	10,758	10,163	11,622	11,208
Net Income Available to Common Stockholders	66,558	29,833	26,329	29,426	50,582
EBITDA, as adjusted (3) (5)	116,956	115,530	113,295	106,814	109,705
Funds From Operations (5) (6) (7) (8)	89,547	88,767	81,934	84,292	88,535
Net Income Available to Common Stockholders per common share – diluted (7)	$0.67	$0.30	$0.26	$0.29	$0.54
Funds From Operations per common share – diluted (7) (8)	$0.88	$0.87	$0.81	$0.87	$0.92
LIQUIDITY ITEMS:
Funds Available for Distribution (6) (7)	$60,508	$63,654	$60,146	$57,237	$67,884
Dividends per common share (7)	$0.425	$0.425	$0.375	$0.375	$0.375
RATIOS:
Operating Margins	71.3%	71.3%	70.9%	73.0%	73.0%
Interest Coverage Ratio	4.3x	4.2x	4.3x	4.2x	4.4x
Fixed Charge Coverage Ratio	4.2x	3.9x	3.8x	3.7x	3.8x
FFO Payout Ratio (8)	47.7%	48.1%	45.9%	42.5%	40.2%
FAD Payout Ratio	70.6%	67.1%	62.6%	62.6%	52.4%
ASSETS:
Real Estate Held for Investment before Depreciation	$7,239,856	$7,276,227	$7,159,381	$7,060,754	$6,632,838
Total Assets	6,838,299	6,995,367	6,993,665	6,706,633	6,332,139
CAPITALIZATION:
Total Debt	$2,449,025	$2,579,552	$2,581,061	$2,333,766	$2,230,652
Total Preferred Equity and Noncontrolling Interests in the Operating Partnership	—	100,000	100,000	200,000	200,000
Total Common Equity and Noncontrolling Interests in the Operating Partnership (9)	7,144,676	7,547,195	7,233,389	6,999,904	6,581,576
Total Market Capitalization	9,593,701	10,226,747	9,914,450	9,533,670	9,012,228
Total Debt / Total Market Capitalization	25.5%	25.2%	26.0%	24.5%	24.8%
Total Debt and Preferred / Total Market Capitalization	25.5%	26.2%	27.0%	26.5%	27.0%

______________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 32-33 “Definitions Included in Supplemental.”

(1)
Net Income Available to Common Stockholders includes $37.3 million, $2.3 million and $18.3 million gains on sales of depreciable operating properties for the three months ended September 30, 2017, March 31, 2017 and September 30, 2016, respectively and a $0.4 million gain on sale of land for the three months ended September 30, 2017.

(2)	Results for the three months ended September 30, 2016 include a property damage settlement payment of $5.0 million.

(3)	Please refer to pages 34-35 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted.

(4)
On January 1, 2017, the Company adopted new accounting guidance clarifying the definition of a business. As a result, operating property acquisitions occurring after January 1, 2017 will generally be accounted for as asset acquisitions rather than business combinations and acquisition-related expenses will no longer be expensed as incurred but instead will be capitalized as a cost of the assets acquired.

(5)	EBITDA, as adjusted, and Funds From Operations for the three months ended September 30, 2017 include a $0.4 million gain on sale of land.

(6)
Please refer to page 7 for reconciliations of Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 8 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.

(7)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(8)
Funds From Operations for the three months ended September 30, 2017 includes a $3.7 million or $0.04 per share non-cash charge related to the original issuance costs of Series H preferred stock that was redeemed on August 15, 2017. Funds From Operations for the three months ended March 31, 2017 includes a $3.8 million or $0.04 per share non-cash charge related to the original issuance costs of Series G preferred stock that was redeemed on March 30, 2017.

(9)	Includes noncontrolling interest in the operating partnership and excludes noncontrolling interests in consolidated property partnerships.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016

High Price	$75.69	$77.09	$77.91	$76.88	$73.73
Low Price	$67.47	$70.06	$70.84	$66.73	$66.06
Closing Price	$71.12	$75.15	$72.08	$73.22	$69.35

Dividends per share – annualized	$1.70	$1.70	$1.50	$1.50	$1.50

Closing common shares (in 000’s) (1)	98,382	98,351	98,275	93,219	92,272
Closing common partnership units (in 000’s) (1)	2,077	2,077	2,077	2,382	2,631
	100,459	100,428	100,352	95,601	94,903

________________________

(1)	As of the end of the period.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
ASSETS:
Land and improvements	$1,076,172	$1,108,971	$1,108,971	$1,108,971	$1,017,591
Buildings and improvements	4,871,667	4,983,638	4,962,732	4,938,250	4,669,442
Undeveloped land and construction in progress	1,292,017	1,183,618	1,087,678	1,013,533	945,805
Total real estate assets held for investment	7,239,856	7,276,227	7,159,381	7,060,754	6,632,838
Accumulated depreciation and amortization	(1,216,358)	(1,234,079)	(1,186,246)	(1,139,853)	(1,095,562)
Total real estate assets held for investment, net	6,023,498	6,042,148	5,973,135	5,920,901	5,537,276
Real estate assets and other assets held for sale, net	—	—	—	9,417	9,440
Cash and cash equivalents	64,954	387,616	478,391	193,418	250,523
Restricted cash	179,276	8,249	7,199	56,711	57,501
Marketable securities	18,851	16,010	15,163	14,773	14,121
Current receivables, net	18,626	13,703	13,740	13,460	9,709
Deferred rent receivables, net	238,959	233,427	225,860	218,977	212,204
Deferred leasing costs and acquisition-related intangible assets, net	185,420	195,320	202,499	208,368	180,613
Prepaid expenses and other assets, net	108,715	98,894	77,678	70,608	60,752
TOTAL ASSETS	$6,838,299	$6,995,367	$6,993,665	$6,706,633	$6,332,139
LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$465,828	$467,758	$469,670	$472,772	$370,666
Unsecured debt, net	1,909,381	2,097,083	2,096,356	1,847,351	1,846,672
Unsecured line of credit	60,000	—	—	—	—
Accounts payable, accrued expenses and other liabilities	271,405	219,483	215,469	202,391	252,122
Accrued dividends and distributions	43,324	44,105	38,983	222,306	37,749
Deferred revenue and acquisition-related intangible liabilities, net	145,556	148,729	153,369	150,360	134,436
Rents received in advance and tenant security deposits	46,925	55,738	53,677	52,080	48,518
Liabilities and deferred revenue of real estate assets held for sale	—	—	—	56	74
Total liabilities	2,942,419	3,032,896	3,027,524	2,947,316	2,690,237
Equity:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	—	—	—	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	—	96,256	96,256	96,256	96,256
Common stock	984	984	983	932	923
Additional paid-in capital	3,797,546	3,792,028	3,782,291	3,457,649	3,191,718
(Distributions in excess of earnings)/retained earnings	(108,667)	(132,799)	(120,207)	(107,997)	78,107
Total stockholders’ equity	3,689,863	3,756,469	3,759,323	3,542,995	3,463,159
Noncontrolling Interests
Common units of the Operating Partnership	77,911	77,296	77,432	85,590	93,270
Noncontrolling interests in consolidated property partnerships	128,106	128,706	129,386	130,732	85,473
Total noncontrolling interests	206,017	206,002	206,818	216,322	178,743
Total equity	3,895,880	3,962,471	3,966,141	3,759,317	3,641,902
TOTAL LIABILITIES AND EQUITY	$6,838,299	$6,995,367	$6,993,665	$6,706,633	$6,332,139

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES
Rental income	$159,954	$146,539	$475,527	$423,947
Tenant reimbursements	19,665	16,406	58,228	43,948
Other property income	1,915	5,403	7,685	6,032
Total revenues	181,534	168,348	541,440	473,927
EXPENSES
Property expenses	33,070	30,050	97,615	85,236
Real estate taxes	16,371	14,501	50,878	39,378
Provision for bad debts	1,036	—	2,743	—
Ground leases	1,562	909	4,751	2,506
General and administrative expenses	14,514	13,533	43,750	40,949
Acquisition-related expenses (1)	—	188	—	964
Depreciation and amortization	62,567	56,666	185,737	160,452
Total expenses	129,120	115,847	385,474	329,485
OTHER (EXPENSES) INCOME
Interest income and other net investment gains	1,526	538	3,629	1,120
Interest expense	(16,151)	(14,976)	(51,476)	(41,189)
Total other (expenses) income	(14,625)	(14,438)	(47,847)	(40,069)
INCOME FROM OPERATIONS BEFORE GAINS (LOSS) ON SALES OF REAL ESTATE	37,789	38,063	108,119	104,373
Net gain (loss) on sale of land	449	—	449	(295)
Gains on sales of depreciable operating properties	37,250	18,312	39,507	164,302
NET INCOME	75,488	56,375	148,075	268,380
Net income attributable to noncontrolling common units of the Operating Partnership	(1,394)	(1,453)	(2,633)	(5,892)
Net income attributable to noncontrolling interests in consolidated property partnerships	(2,984)	(1,027)	(9,359)	(1,438)
Total income attributable to noncontrolling interests	(4,378)	(2,480)	(11,992)	(7,330)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	71,110	53,895	136,083	261,050
Preferred dividends	(808)	(3,313)	(5,774)	(9,938)
Original issuance costs of redeemed preferred stock	(3,744)	—	(7,589)	—
Total preferred dividends	(4,552)	(3,313)	(13,363)	(9,938)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$66,558	$50,582	$122,720	$251,112
Weighted average common shares outstanding – basic	98,352	92,227	98,009	92,221
Weighted average common shares outstanding – diluted	98,912	92,920	98,591	92,832
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.67	$0.54	$1.24	$2.71
Net income available to common stockholders per share – diluted	$0.67	$0.54	$1.23	$2.69

______________________

(1)
On January 1, 2017, the Company adopted new accounting guidance clarifying the definition of a business. As a result, operating property acquisitions occurring after January 1, 2017 will generally be accounted for as asset acquisitions rather than business combinations and acquisition-related expenses will no longer be expensed as incurred but instead will be capitalized as a cost of the assets acquired.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$66,558	$50,582	$122,720	$251,112
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,394	1,453	2,633	5,892
Net income attributable to noncontrolling interests in consolidated property partnerships	2,984	1,027	9,359	1,438
Depreciation and amortization of real estate assets	61,141	55,460	181,875	157,587
Gains on sales of depreciable real estate	(37,250)	(18,312)	(39,507)	(164,302)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(5,280)	(1,675)	(16,832)	(2,277)
Funds From Operations (1)(2)(3)	$89,547	$88,535	$260,248	$249,450
Weighted average common shares/units outstanding – basic (4)	101,618	95,992	101,353	95,760
Weighted average common shares/units outstanding – diluted (5)	102,178	96,686	101,936	96,371
FFO per common share/unit – basic (2)	$0.88	$0.92	$2.57	$2.60
FFO per common share/unit – diluted (2)	$0.88	$0.92	$2.55	$2.59
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)(3)	$89,547	$88,535	$260,248	$249,450
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(22,689)	(16,803)	(58,545)	(43,111)
Amortization of deferred revenue related to tenant-funded tenant improvements (3)(6)	(4,151)	(3,600)	(12,394)	(9,700)
Net effect of straight-line rents	(9,640)	(4,319)	(24,091)	(22,856)
Amortization of net below market rents (7)	(2,423)	(1,885)	(6,026)	(5,128)
Amortization of deferred financing costs and net debt discount/premium	438	356	1,261	984
Non-cash amortization of share-based compensation awards	4,651	5,229	13,617	15,263
Original issuance costs of redeemed preferred stock	3,744	—	7,589	—
Other lease related adjustments, net (8)	(205)	56	(598)	3,283
Adjustments attributable to noncontrolling interests in consolidated property partnerships	1,236	315	3,247	315
Funds Available for Distribution (1)	$60,508	$67,884	$184,308	$188,500

________________________

(1)	See page 31 for Management Statements on Funds From Operations and Funds Available for Distribution.

(2)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.2 million and $3.6 million for the three months ended September 30, 2017 and 2016, respectively, and $12.4 million and $9.7 million for the nine months ended September 30, 2017 and 2016, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(6)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(7)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(8)	Includes other non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP Net Cash Provided by Operating Activities	$98,126	$114,976	$276,542	$252,605
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(22,689)	(16,803)	(58,545)	(43,111)
Net gain (loss) on sale of land	449	—	449	(295)
Preferred dividends	(808)	(3,313)	(5,774)	(9,938)
Depreciation of non-real estate furniture, fixtures and equipment	(1,426)	(1,206)	(3,862)	(2,865)
Provision for uncollectible tenant receivables	(677)	—	(1,297)	—
Net changes in operating assets and liabilities (1)	(5,089)	(23,723)	(3,000)	(3,443)
Noncontrolling interests in property partnerships share of FAD	(4,044)	(1,360)	(13,585)	(1,962)
Cash adjustments related to investing and financing activities	(3,334)	(687)	(6,620)	(2,491)

Funds Available for Distribution(2)	$60,508	$67,884	$184,308	$188,500

_______________________

(1)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

(2)	Please refer to page 31 for a Management Statement on Funds Available for Distribution.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Total Same Store Portfolio
Number of properties	88	88		88	88
Square Feet	12,182,806	12,182,806		12,182,806	12,182,806
Percent of Stabilized Portfolio	88.8%	89.5%		88.8%	89.5%
Average Occupancy	94.3%	96.7%		94.9%	96.4%
Operating Revenues:
Rental income	$130,147	$129,684	0.4%	$388,721	$385,870	0.7%
Tenant reimbursements	14,550	13,670	6.4%	43,592	37,823	15.3%
Other property income	1,396	287	386.4%	5,546	850	552.5%
Total operating revenues	146,093	143,641	1.7%	437,859	424,543	3.1%
Operating Expenses:
Property expenses	26,554	25,165	5.5%	78,649	74,193	6.0%
Real estate taxes	9,949	12,091	(17.7)%	34,946	33,624	3.9%
Provision for bad debts	643	23	2,695.7%	1,672	39	4,187.2%
Ground leases	964	909	6.1%	2,956	2,506	18.0%
Total operating expenses	38,110	38,188	(0.2)%	118,223	110,362	7.1%
GAAP Net Operating Income	$107,983	$105,453	2.4%	$319,636	$314,181	1.7%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Total operating revenues	$136,330	$136,202	0.1%	$413,654	$395,612	4.6%
Total operating expenses	37,488	38,186	(1.8)%	116,614	110,387	5.6%
Cash Net Operating Income	$98,842	$98,016	0.8%	$297,040	$285,225	4.1%

________________________

(1)
Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2016 and still owned and included in the stabilized portfolio as of September 30, 2017 and includes 100% of consolidated property partnerships.

(2)	Please refer to page 34 for a reconciliation of Net Income Available to Common Stockholders to Same Store GAAP Net Operating Income and Same Store Cash Net Operating Income.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
OFFICE PORTFOLIO	Buildings	YTD NOI %	SF %	Total SF	9/30/2017	6/30/2017	9/30/2017
Los Angeles and Ventura Counties
101 Corridor	4	1.0%	2.3%	309,438	90.1%	91.3%	90.1%
El Segundo	5	6.1%	8.0%	1,093,050	98.0%	96.6%	98.0%
Hollywood	6	4.6%	5.8%	806,559	91.6%	88.4%	97.3%
Long Beach	7	3.5%	6.9%	949,910	91.7%	93.0%	92.4%
West Hollywood	4	1.8%	1.3%	178,699	94.9%	93.5%	96.0%
West Los Angeles	10	6.2%	6.2%	844,079	80.2%	84.3%	90.2%
Total Los Angeles and Ventura Counties	36	23.2%	30.5%	4,181,735	91.0%	91.2%	94.4%
Total Orange County	1	1.5%	2.0%	271,556	94.4%	94.7%	94.4%
San Diego County
Del Mar	14	9.0%	9.8%	1,351,044	92.9%	94.4%	96.9%
I-15 Corridor	5	3.5%	3.9%	540,855	95.7%	95.7%	97.5%
Point Loma	1	0.5%	0.8%	103,900	100.0%	100.0%	100.0%
University Towne Center	1	0.2%	0.3%	47,846	91.4%	91.4%	91.4%
Total San Diego County	21	13.2%	14.8%	2,043,645	93.9%	93.5%	97.1%
San Francisco Bay Area
Menlo Park	7	3.3%	2.8%	378,358	94.8%	95.8%	95.7%
Mountain View	4	5.2%	4.0%	542,235	100.0%	100.0%	100.0%
Palo Alto	2	1.4%	1.2%	165,585	100.0%	100.0%	100.0%
Redwood City	2	4.5%	2.5%	347,269	99.1%	99.1%	99.1%
San Francisco	8	25.3%	20.4%	2,793,856	93.2%	91.6%	96.1%
Sunnyvale	8	7.6%	6.8%	930,221	100.0%	100.0%	100.0%
Total San Francisco Bay Area	31	47.3%	37.7%	5,157,524	95.9%	95.1%	97.5%
Greater Seattle
Bellevue	2	6.6%	6.6%	905,225	96.4%	96.3%	97.9%
Kirkland	4	1.6%	2.0%	279,924	96.6%	100.0%	96.6%
Lake Union	6	6.6%	6.4%	880,989	93.5%	96.8%	93.5%
Total Greater Seattle	12	14.8%	15.0%	2,066,138	95.2%	97.0%	95.8%
TOTAL OFFICE PORTFOLIO	101	100.0%	100.0%	13,720,598	94.0%	93.9%	96.2%

					Occupied at		Leased at
RESIDENTIAL PORTFOLIO		Submarket	Buildings	Total No. of Units	9/30/2017	6/30/2017	9/30/2017
Los Angeles and Ventura Counties
1550 N. El Centro Avenue		Hollywood	1	200	72.0%	77.0%	74.5%

Average Office Occupancy
Quarter-to-Date	Year-to-Date
93.9%	94.1%

Average Residential Occupancy
Quarter-to-Date	Year-to-Date
76.3%	68.2%

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Los Angeles and Ventura, California
23925 Park Sorrento	101 Corridor	11,873	100.0%
23975 Park Sorrento	101 Corridor	104,797	78.2%
24025 Park Sorrento	101 Corridor	108,670	95.8%
2829 Townsgate Road	101 Corridor	84,098	96.2%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	244,136	96.4%
999 N. Sepulveda Boulevard	El Segundo	128,588	89.9%
1500 N. El Centro Avenue	Hollywood	104,504	67.2%
1525 N. Gower Street	Hollywood	9,610	100.0%
1575 N. Gower Street	Hollywood	251,245	96.0%
6115 W. Sunset Boulevard	Hollywood	26,105	100.0%
6121 W. Sunset Boulevard	Hollywood	91,173	100.0%
6255 W. Sunset Boulevard	Hollywood	323,922	92.8%
3750 Kilroy Airport Way	Long Beach	10,457	100.0%
3760 Kilroy Airport Way	Long Beach	165,278	89.7%
3780 Kilroy Airport Way	Long Beach	219,745	75.3%
3800 Kilroy Airport Way	Long Beach	192,476	96.1%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	129,893	100.0%
8560 W. Sunset Boulevard	West Hollywood	71,875	94.1%
8570 W. Sunset Boulevard	West Hollywood	43,603	92.3%
8580 W. Sunset Boulevard	West Hollywood	7,126	100.0%
8590 W. Sunset Boulevard	West Hollywood	56,095	97.3%
12100 W. Olympic Boulevard	West Los Angeles	152,048	100.0%
12200 W. Olympic Boulevard	West Los Angeles	150,832	39.6%
12233 W. Olympic Boulevard	West Los Angeles	151,029	91.9%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	43,857	3.5%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	90,002	89.3%
501 Santa Monica Boulevard	West Los Angeles	76,803	85.0%
Total Los Angeles and Ventura Counties		4,181,735	91.0%

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Orange County, California
2211 Michelson Drive	Irvine	271,556	94.4%
Total Orange County		271,556	94.4%

San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	53,751	88.9%
12340 El Camino Real	Del Mar	88,377	76.8%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,806	75.2%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,836	100.0%
12770 El Camino Real	Del Mar	73,032	33.9%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Centre Drive	Del Mar	52,418	100.0%
3611 Valley Centre Drive	Del Mar	129,656	100.0%
3661 Valley Centre Drive	Del Mar	128,364	90.7%
3721 Valley Centre Drive	Del Mar	115,193	100.0%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,129	83.5%
2305 Historic Decatur Road	Point Loma	103,900	100.0%
4690 Executive Drive	University Towne Center	47,846	91.4%
Total San Diego County		2,043,645	93.9%

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	71.5%
4300 Bohannon Drive	Menlo Park	63,079	100.0%
4400 Bohannon Drive	Menlo Park	48,146	100.0%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	85.9%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%
3150 Porter Drive	Palo Alto	36,897	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%
900 Middlefield Road	Redwood City	118,764	97.3%
100 First Street	San Francisco	467,095	93.0%
303 Second Street	San Francisco	740,047	88.2%
201 Third Street	San Francisco	346,538	82.2%
360 Third Street	San Francisco	429,796	100.0%
250 Brannan Street	San Francisco	95,008	100.0%
301 Brannan Street	San Francisco	74,430	100.0%
333 Brannan Street	San Francisco	185,602	100.0%
350 Mission Street	San Francisco	455,340	98.1%
1310 Chesapeake Terrace	Sunnyvale	76,244	100.0%
1315 Chesapeake Terrace	Sunnyvale	55,635	100.0%
1320-1324 Chesapeake Terrace	Sunnyvale	79,720	100.0%
1325-1327 Chesapeake Terrace	Sunnyvale	55,383	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		5,157,524	95.9%

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	99.6%
10900 NE 4th Street	Bellevue	416,755	92.6%
10210 NE Points Drive	Kirkland	84,641	100.0%
10220 NE Points Drive	Kirkland	49,851	100.0%
10230 NE Points Drive	Kirkland	98,982	90.3%
3933 Lake Washington Blvd NE	Kirkland	46,450	100.0%
837 N. 34th Street	Lake Union	111,580	76.2%
701 N. 34th Street	Lake Union	138,994	77.9%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,643	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		2,066,138	95.2%

TOTAL		13,720,598	94.0%

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	20	11	221,614	56,566	$58.76	51.5%	31.5%	19.7%	80
Year to Date	57	47	521,079	685,522	47.08	33.0%	17.7%	48.2%	73

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (3)		Square Feet (3)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (4) (5)	22	11	152,547	56,566	$44.66	9.5%	0.8%	65
Year to Date (6)	70	47	656,590	685,522	48.89	27.9%	12.8%	70

________________________

(1)	Includes 100% of consolidated property partnerships.

(2)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three and nine months ended September 30, 2017, including first and second generation space, net of month-to-month leases.

(3)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three and nine months ended September 30, 2017, including first and second generation space, net of month-to-month leases.

(4)	During the three months ended September 30, 2017, 18 new leases totaling 133,789 square feet were signed but not commenced as of September 30, 2017.

(5)	Excluding two leases executed in Orange County for 32,097 square feet, cash rents increased 9.7%.

(6)	During the nine months ended September 30, 2017, 35 new leases totaling 448,854 square feet were signed but not commenced as of September 30, 2017.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2017	Q3 2017	Q2 2017	Q1 2017
1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$2,068	$139	$957	$972

Tenant Improvements & Leasing Commissions (2)	183	8	175	—

Total	$2,251	$147	$1,132	$972

	Total 2017	Q3 2017	Q2 2017	Q1 2017
2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$11,494	$3,615	$4,235	$3,644

Tenant Improvements & Leasing Commissions (2)	47,051	19,074	13,732	14,245

Total	$58,545	$22,689	$17,967	$17,889

________________________

(1)	Includes 100% of capital expenditures of consolidated property partnerships.

(2)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
Remaining 2017	30	360,619	2.8%	$12,956	2.3%	$35.93
2018	80	1,235,826	9.7%	51,982	9.3%	42.06
2019	99	1,547,021	12.2%	56,605	10.1%	36.59
2020	107	1,739,675	13.7%	68,376	12.3%	39.30
2021	86	994,240	7.8%	44,151	7.9%	44.41
2022	56	572,999	4.5%	23,523	4.2%	41.05
2023	41	872,233	6.9%	41,837	7.5%	47.97
2024	31	904,950	7.1%	43,191	7.7%	47.73
2025	14	237,693	1.9%	10,169	1.8%	42.78
2026	19	1,239,822	9.8%	48,964	8.8%	39.49
2027 and beyond	34	2,999,823	23.6%	156,718	28.1%	52.24
Total (2)	597	12,704,901	100.0%	$558,472	100.0%	$43.96

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)
For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of September 30, 2017, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of September 30, 2017.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2017	Los Angeles	22	113,404	0.9%	$3,860	0.7%	$34.04
	Orange County	3	51,960	0.4%	2,394	0.4%	46.07
	San Diego	—	—	—%	—	—%	—
	San Francisco Bay Area	—	—	—%	—	—%	—
	Greater Seattle	5	195,255	1.5%	6,702	1.2%	34.32
	Total	30	360,619	2.8%	$12,956	2.3%	$35.93

2018	Los Angeles	48	246,754	1.9%	$8,634	1.5%	$34.99
	Orange County	2	9,879	0.1%	251	—%	25.41
	San Diego	9	444,949	3.5%	20,360	3.7%	45.76
	San Francisco Bay Area	11	307,415	2.4%	15,578	2.8%	50.67
	Greater Seattle	10	226,829	1.8%	7,159	1.3%	31.56
	Total	80	1,235,826	9.7%	$51,982	9.3%	$42.06

2019	Los Angeles	38	421,670	3.3%	$13,673	2.4%	$32.43
	Orange County	6	77,875	0.7%	3,234	0.6%	41.53
	San Diego	15	195,661	1.5%	7,209	1.3%	36.84
	San Francisco Bay Area	23	664,307	5.2%	26,649	4.8%	40.12
	Greater Seattle	17	187,508	1.5%	5,840	1.0%	31.15
	Total	99	1,547,021	12.2%	$56,605	10.1%	$36.59

2020	Los Angeles	52	421,839	3.3%	$16,068	2.9%	$38.09
	Orange County	5	38,526	0.3%	1,238	0.2%	32.13
	San Diego	17	348,006	2.7%	13,506	2.4%	38.81
	San Francisco Bay Area	24	629,104	5.0%	28,839	5.2%	45.84
	Greater Seattle	9	302,200	2.4%	8,725	1.6%	28.87
	Total	107	1,739,675	13.7%	$68,376	12.3%	$39.30

2021	Los Angeles	48	345,428	2.7%	$13,657	2.5%	$39.54
	Orange County	4	35,795	0.3%	1,147	0.2%	32.04
	San Diego	10	173,783	1.4%	7,391	1.3%	42.53
	San Francisco Bay Area	13	245,502	1.9%	14,172	2.5%	57.73
	Greater Seattle	11	193,732	1.5%	7,784	1.4%	40.18
	Total	86	994,240	7.8%	$44,151	7.9%	$44.41

2022 and Beyond	Los Angeles	85	2,145,154	16.9%	$91,037	16.3%	$42.44
	Orange County	4	38,982	0.3%	1,504	0.3%	38.58
	San Diego	22	737,154	5.8%	32,552	5.8%	44.16
	San Francisco Bay Area	51	3,060,085	24.1%	168,951	30.3%	55.21
	Greater Seattle	33	846,145	6.7%	30,358	5.4%	35.88
	Total	195	6,827,520	53.8%	$324,402	58.1%	$47.51

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2017 and 2018
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2017:
Q4 2017	30	360,619	2.8%	$12,956	2.3%	$35.93
Total 2017	30	360,619	2.8%	$12,956	2.3%	$35.93

2018:
Q1 2018	23	250,361	1.9%	$8,877	1.6%	$35.46
Q2 2018	23	363,746	2.9%	15,846	2.8%	43.56
Q3 2018	15	206,372	1.6%	8,243	1.5%	39.94
Q4 2018	19	415,347	3.3%	19,016	3.4%	45.78
Total 2018	80	1,235,826	9.7%	$51,982	9.3%	$42.06

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
LinkedIn Corporation	$28,344	663,239	5.1%	4.8%
salesforce.com, inc.	23,836	456,867	4.3%	3.3%
DIRECTV, LLC	23,152	684,411	4.2%	5.0%
Box, Inc.	22,441	371,792	4.0%	2.7%
Dropbox, Inc.	21,572	256,484	3.9%	1.9%
Synopsys, Inc.	15,492	340,913	2.8%	2.5%
Bridgepoint Education, Inc.	14,064	296,708	2.5%	2.2%
Viacom International, Inc.	13,718	211,343	2.5%	1.5%
Delta Dental of California	10,313	188,143	1.9%	1.4%
Capital One, N.A.	9,170	117,993	1.6%	0.9%
AMN Healthcare, Inc.	9,001	176,075	1.6%	1.3%
Concur Technologies	8,852	243,429	1.6%	1.8%
Biotech/Healthcare Industry Tenant	8,461	128,688	1.5%	0.9%
Riot Games, Inc.	7,355	131,537	1.3%	1.0%
Neurocrine Biosciences, Inc.	6,883	140,591	1.2%	1.0%

Total Top Fifteen Tenants	$222,654	4,408,213	40.0%	32.2%

________________________

(1)	The information presented is as of September 30, 2017.

(2)	Includes 100% of annualized base rental revenues of consolidated property partnerships.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

2017 Dispositions
($ in millions)

COMPLETED DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
5717 Pacific Center Boulevard, San Diego, CA	Sorrento Mesa	January	1	67,995	$12.1

2nd Quarter
None

3rd Quarter
Sorrento Mesa and Mission Valley Properties (2)	Sorrento Mesa & Mission Valley	September	10	675,143	174.5

TOTAL DISPOSITIONS			11	743,138	$186.6

____________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

(2)
Sorrento Mesa and Mission Valley Properties includes the following properties: 10390, 10394, 10398, 10421, 10445 and 10455 Pacific Center Court, 2355, 2365, 2375 and 2385 Northside Drive and Pacific Corporate Center - Lot 8, a 5.0 acre undeveloped land parcel.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	467,095	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	740,047	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________

(1)	For breakout of Net Operating Income by partnership, refer to page 34, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.

(2)	Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Stabilized Development Projects
($ in millions)

STABILIZED DEVELOPMENT PROJECTS	Location	Start Date	Completion Date	Total Estimated Investment	Rentable Square Feet	Office % Leased (1)
1st Quarter
Columbia Square Phase 2 - Office	Hollywood	3Q 2013	1Q 2016	$230.0	365,359	100%

2nd Quarter
None

3rd Quarter
None

TOTAL:				$230.0	365,359	100%

_____________________

(1)	The information presented is as of the date of this report.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

In-Process, Near-Term and Future Development Pipeline
($ in millions)

	Location	Estimated Construction Period		Estimated Stabilization Date (1)	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 9/30/2017 (2)	Office % Leased (3)
		Start Date	Compl. Date
UNDER CONSTRUCTION:
Office
Greater Seattle
333 Dexter (4)	South Lake Union	2Q 2017	3Q 2019	3Q 2020	650,000	$380.0	$88.0	—%
San Francisco Bay Area
The Exchange on 16th (5)	San Francisco	2Q 2015	2Q 2018	2Q 2019	750,000	570.0	335.7	100%
100 Hooper (6)	San Francisco	4Q 2016	1Q 2018	1Q 2019	400,000	270.0	176.2	100%
SUBTOTAL:					1,800,000	$1,220.0	$599.9	62%

Mixed-Use
One Paseo - Phase I (Retail and Residential) (7)	Del Mar	4Q 2016	3Q 2018 - 1Q 2019	1Q 2019 - 3Q 2019	96,000 Retail 237 Resi Units	$225.0	$108.2	N/A

NEAR-TERM DEVELOPMENT PIPELINE: (8)	Location	Potential Start Date (9)	Approx. Developable Square Feet		Total Estimated Investment	Total Costs as of 9/30/2017 (2)

Academy Project	Hollywood	2018	545,000		$425	$83.8
One Paseo - Phases II and III (7)	Del Mar	TBD	640,000		440	161.6
TOTAL:			1,185,000		$865	$245.4

FUTURE DEVELOPMENT PIPELINE:

Flower Mart	San Francisco		TBD		TBD	$218.5
9455 Towne Centre Drive	San Diego		150,000		TBD	13.7
Santa Fe Summit – Phases II and III	56 Corridor		600,000		TBD	78.9
TOTAL:						$311.1

________________________

(1)	Represents the earlier of the anticipated stabilization date or one year from building shell substantial completion.

(2)	Represents cash paid and costs incurred as of September 30, 2017.

(3)	Information is as of the date of this report.

(4)	Development commenced in June 2017. The project is located on one city block parcel in the South Lake Union submarket of Seattle and is comprised of two 12-story office towers.

(5)
The Company signed a 15-year lease for 100% of the office space with Dropbox, Inc. The lease with Dropbox, Inc. will commence in phases beginning in the fourth quarter of 2018 through the fourth quarter of 2019. Estimated stabilization date represents one year from building shell completion.

(6)
The project is comprised of approximately 314,000 square feet of office and 86,000 square feet of Production, Distribution, and Repair (“PDR”) space. The Company entered into a long term lease with Adobe for the entire 314,000 square feet of office space. The Company is developing an adjacent 59,000 square foot building located at 150 Hooper with a total estimated investment of approximately $22.0 million.

(7)
Development for this project will occur in phases. Phase I includes the project’s overall infrastructure and site work, 237 residential units and approximately 96,000 square feet of retail space. Phases II and III, comprised of office and residential, will commence subject to market conditions and economic factors.

(8)
Project timing, costs, developable square feet and scope could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new office supply, regulatory and entitlement processes or project design.

(9)
Potential start dates assume successfully obtaining all approvals necessary to commence construction. Actual commencement is subject to extensive consideration of market conditions and economic factors.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Capital Structure
As of September 30, 2017
($ in thousands)

	Shares/Units September 30, 2017	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT: (1) (2)
Unsecured Line of Credit		$60,000	0.6%
Unsecured Senior Notes due 2018		325,000	3.4%
Unsecured Senior Notes due 2020		250,000	2.6%
Unsecured Senior Notes due 2023		300,000	3.1%
Unsecured Senior Notes due 2025		400,000	4.2%
Unsecured Senior Notes due 2029		400,000	4.2%
Unsecured Senior Notes Series A & B due 2027 & 2029		250,000	2.6%
Secured Debt		464,025	4.8%
Total Debt		$2,449,025	25.5%
EQUITY AND NONCONTROLLING INTEREST IN THE OPERATING PARTNERSHIP: (3)
Common limited partnership units outstanding (4)	2,077,193	$147,730	1.6%
Shares of common stock outstanding (4)	98,382,256	6,996,946	72.9%
Total Equity and Noncontrolling Interests in the Operating Partnership		$7,144,676	74.5%
TOTAL MARKET CAPITALIZATION		$9,593,701	100.0%

________________________

(1)
In July, Kilroy Realty, L.P., the Company’s Operating Partnership, amended and restated its unsecured revolving credit facility and term loan facility (together, the “Facility”).  Among other things, the amendment and restatement increased the size of the revolving credit facility from $600.0 million to $750.0 million, maintained the size of the term loan facility of $150.0 million, reduced the borrowing costs and extended the maturity date of the Facility to July 2022.  The term loan facility features two six-month delay draw options and the Facility was undrawn at closing, including the $150.0 million term loan, which was repaid in full at closing with available cash.  Concurrently with the amendment of the Facility, Kilroy Realty, L.P., repaid its $39.0 million unsecured term loan with available cash.  As of September 30, 2017, there was no outstanding balance on the unsecured term loan facility.

(2)
Represents gross aggregate principal amount due at maturity before the effect of the following at September 30, 2017: $10.9 million of unamortized deferred financing costs, $6.0 million of unamortized discounts for the unsecured senior notes and $3.0 million of unamortized premiums for the secured debt.

(3)	Includes common units of the Operating Partnership; does not include noncontrolling interests in consolidated property partnerships.

(4)	Value based on closing share price of $71.12 as of September 30, 2017.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Debt Analysis
As of September 30, 2017

TOTAL DEBT COMPOSITION
	Percent of Total Debt	Weighted Average
		Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	81.1%	4.4%	6.7
Secured Debt	18.9%	4.4%	5.7
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	2.4%	2.2%	4.8
Fixed-Rate Debt	97.6%	4.5%	6.5

Stated Interest Rate		4.4%	6.5

GAAP Effective Rate		4.4%

GAAP Effective Rate Including Debt Issuance Costs		4.6%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of September 30, 2017
Unsecured Credit Facility and Term Loan Facility (as defined in the Credit Agreements) (1):
Total debt to total asset value	less than 60%	25%
Fixed charge coverage ratio	greater than 1.5x	3.3x
Unsecured debt ratio	greater than 1.67x	4.12x
Unencumbered asset pool debt service coverage	greater than 1.75x	4.41x

Unsecured Senior Notes due 2018, 2020, 2023, 2025 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	32%
Interest coverage	greater than 1.5x	7.1x
Secured debt to total asset value	less than 40%	6%
Unencumbered asset pool value to unsecured debt	greater than 150%	329%

________________________

(1)
As of September 30, 2017, the covenant performance under the Unsecured Senior Notes Series A and B due 2027 and 2029 (“private placement notes”), was substantially similar to the Facility; however, the unsecured debt ratio under the private placement notes was 3.61x reflecting definitional differences on unencumbered value. The Company’s Operating Partnership was in compliance under the credit agreement of the private placement notes as of September 30, 2017.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate (1)	Maturity Date	2017	2018	2019	2020	2021	After 2021	Total (2)

Unsecured Debt:
Floating (3)(4)	2.24%	2.24%	7/31/2022						$60,000	$60,000
Fixed	4.80%	4.83%	7/15/2018		325,000					325,000
Fixed	6.63%	6.74%	6/1/2020				250,000			250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000
Fixed	4.38%	4.44%	10/1/2025						400,000	400,000
Fixed	3.35%	3.35%	2/17/2027						175,000	175,000
Fixed	3.45%	3.45%	2/17/2029						75,000	75,000
Fixed	4.25%	4.35%	8/15/2029						400,000	400,000

Total unsecured debt	4.43%	4.48%		—	325,000	—	250,000	—	1,410,000	1,985,000

Secured Debt:
Fixed	4.27%	4.27%	2/1/2018	678	123,085					123,763
Fixed (5)	6.05%	3.50%	6/1/2019	442	1,835	74,479				76,756
Fixed	3.57%	3.57%	12/1/2026				3,224	3,341	163,435	170,000
Fixed	4.48%	4.48%	7/1/2027	425	1,749	1,830	1,913	2,001	85,588	93,506

Total secured debt	4.35%	3.93%		1,545	126,669	76,309	5,137	5,342	249,023	464,025

Total	4.41%	4.37%		$1,545	$451,669	$76,309	$255,137	$5,342	$1,659,023	$2,449,025

________________________

(1)	Represents the rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of discounts/premiums, excluding deferred financing costs.

(2)
Amounts presented represent the gross aggregate principal amount due at maturity before the effect of the following at September 30, 2017: $10.9 million of unamortized deferred financing costs, $6.0 million of unamortized discounts for the unsecured senior notes and $3.0 million of unamortized premiums for the secured debt.

(3)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.000% at September 30, 2017.

(4)	As of September 30, 2017, there was no outstanding balance on the unsecured term loan facility.

(5)	Represents secured debt assumed in connection with an operating property acquisition.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
(unaudited, $ and shares/units in thousands, except per share amounts)

The Company’s guidance estimates for the full year 2017 for net income available to common stockholders per share - diluted and FFO per share and unit - diluted are set forth and reconciled below. These estimates reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in the earning release issued on October 25, 2017 and otherwise referenced to in the Company’s earning call on October 26, 2017.

These guidance estimates do not include any estimates of possible future gains or losses or the impact on operating results from possible future dispositions since any potential future disposition transactions will ultimately depend on market conditions and other factors, including but not limited to the Company’s capital needs and its ability to defer some or all of the taxable gain on the sales. Moreover, the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the Company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the Company provides guidance and may occur after the relevant guidance period. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the Company’s control.

	Full Year 2017 Range at September 30, 2017
	Low End	High End
Net income available to common stockholders per share - diluted	$1.55	$1.59

Weighted average common shares outstanding - diluted	100,000	100,000

Net income available to common stockholders	$155,000	$159,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	3,100	3,700
Net income attributable to noncontrolling interests in consolidated property partnerships	11,500	13,500
Depreciation and amortization of real estate assets	238,500	238,500
Gains on sales of depreciable real estate	(39,500)	(39,500)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(22,000)	(24,000)
Funds From Operations (1)(2)	$346,600	$351,200

Weighted average common shares and units outstanding - diluted	102,000	102,000

FFO per common share/unit - diluted	$3.40	$3.44

________________________

(1)	See page 31 for Management Statements on Funds From Operation and Funds Available for Distribution.

(2)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on October 25, 2017 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as consolidated operating revenues (rental income, tenant reimbursements and other property income) less consolidated property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and bad debt expense. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion for office properties and upon substantial completion for residential properties.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use. These costs are not subtracted in our calculation of FAD.

Fixed Charge Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Operating Margins:

Calculated as Net Operating Income divided by total revenues.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2016 and still owned and included in the stabilized portfolio as of September 30, 2017. It does not include undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Income Available to Common Stockholders	$66,558	$50,582	$122,720	$251,112
Net income attributable to noncontrolling interest in the Operating Partnership	1,394	1,453	2,633	5,892
Net income attributable to noncontrolling interests in consolidated property partnerships	2,984	1,027	9,359	1,438
Total preferred dividends	4,552	3,313	13,363	9,938
Net Income	75,488	56,375	148,075	268,380
Adjustments:
General and administrative expenses	14,514	13,533	43,750	40,949
Acquisition-related expenses	—	188	—	964
Depreciation and amortization	62,567	56,666	185,737	160,452
Interest income and other net investment gains	(1,526)	(538)	(3,629)	(1,120)
Interest expense	16,151	14,976	51,476	41,189
Net (gain) loss on sale of land	(449)	—	(449)	295
Gains on sales of depreciable operating properties	(37,250)	(18,312)	(39,507)	(164,302)
Net Operating Income, as defined (1)	129,495	122,888	385,453	346,807
Wholly-Owned Properties	112,047	105,069	331,442	295,333
Consolidated property partnerships: (2)
100 First Street (3)	4,442	4,418	13,040	12,576
303 Second Street (3)	7,177	7,872	23,707	23,210
Crossing/900 (4)	5,829	5,529	17,264	15,688
Net Operating Income, as defined (1)	129,495	122,888	385,453	346,807
Non-Same Store GAAP Net Operating Income (5)	(21,512)	(17,435)	(65,817)	(32,626)
Same Store GAAP Net Operating Income	107,983	105,453	319,636	314,181
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	(9,763)	(7,439)	(24,205)	(28,931)
GAAP Operating Expenses Adjustments, net (7)	622	2	1,609	(25)
Same Store Cash Net Operating Income	$98,842	$98,016	$297,040	$285,225

________________________

(1)	Please refer to pages 29-30 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.

(2)	Reflects GAAP Net Operating Income for all periods presented.

(3)
On August 30, 2016 and November 30, 2016, the Company completed ventures with NBREM which contributed $191.4 million and $261.5 million, respectively, for 44% common equity interests in 100 First Street and 303 Second Street in San Francisco, CA, respectively. The $261.5 million contribution was net of NBREM's proportionate share of the existing mortgage debt secured by the 303 Second Street property.

(4)
For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.

(5)
Includes the results of one development project added to the stabilized portfolio in the first quarter of 2017, one development project added to the stabilized portfolio in the fourth quarter of 2016, two development office projects completed and stabilized in the first quarter of 2016, our residential project that was completed in the second quarter of 2016, four office and three retail buildings acquired during 2016, ten office properties disposed of during the third quarter of 2017, one office property disposed of during the first quarter of 2017, six office properties disposed of during 2016, and expenses for certain of our in-process, near-term and future development projects.

(6)	Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements and amortization of above and below market lease intangibles.

(7)	Includes the amortization of above and below market lease intangibles for ground leases and bad debt expense.

Kilroy Realty Corporation
Third Quarter 2017 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended September 30,
	2017	2016
Net Income Available to Common Stockholders	$66,558	$50,582
Interest expense	16,151	14,976
Depreciation and amortization	62,567	56,666
Net income attributable to noncontrolling common units of the Operating Partnership	1,394	1,453
Net income attributable to noncontrolling interests in consolidated property partnerships	2,984	1,027
Gains on sales of depreciable operating properties	(37,250)	(18,312)
Preferred dividends	808	3,313
Original issuance costs of redeemed preferred stock	3,744	—
EBITDA, as adjusted (1)	$116,956	$109,705

________________________

(1)	Please refer to page 30 for a Management Statement on EBITDA, as adjusted.